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                                                                    EXHIBIT 23.1


INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in Registration Statement No. 333-04379 of Evergreen Media Corporation on Form S-8 of our report dated January 19, 1996 (relating to the December 31, 1995 financial statements of Pyramid Communications, Inc. ("Pyramid") and containing an emphasis paragraph with respect to Pyramid's 1995 financial statements not being comparable to Pyramid's predecessor, KISS Limited Partnership) appearing in this Current Report on Form 8-K of Evergreen Media Corporation.


DELOITTE & TOUCHE LLP

Boston, Massachusetts
June 20, 1996